ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made this 1st day of July, 2007, by and between Pneu-Logic Ltd., ("Seller"), and Advanced ID Corporation, a Nevada corporation, ("Buyer").

RECITALS:

WHEREAS, Seller is a supplier of a wireless hand held tyre tread and pressure measuring tool for vehicle inspections; and WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all Seller's rights, title and interest, if any, in and to certain assets on the terms described below.

NOW, THEREFORE, the parties agree as follows:

1.   Preamble; Preliminary Recitals.
The preamble and preliminary recitals set forth above are by this reference incorporated in and made a part of this Agreement.

2.   Purchase of Assets.
Subject to the provisions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, all of the assets of Seller that are used in or necessary for the conduct of its business, ("Purchased Assets"). The purchase price for the Purchased Assets shall be $800,000. ("Purchase Price").

"Purchased Assets" means, tangible and intangible assets owned by Seller that are used in or necessary for the conduct of its business including, without limitation (i) software and all intellectual property of the Seller, (ii) the fixed assets of Seller, (iii) product designs and patent use rights (iv) any and all customer lists and (v) the goodwill associated therewith, all free and clear of any security interests, mortgages or other encumbrances; but excluding all other assets of Seller and specifically excluding: (i) cash; (ii) any accounting related books and records, whether written or electronically recorded; (iii) causes of action not related to the Purchased Assets; (iv) contingent and unliquidated claims of every nature except those related to the Purchased Assets, including tax refunds, counterclaims, and rights to set off claims; (v) deposits and (vi) any personal property subject to any security interest in favor of a third party.

3.   Payment of Purchase Price.
Buyer shall deliver the Purchase Price as follows:

   (i) 1,000,000 AIDO restricted common shares of Buyer with assumed value of $400,000 USD, the common share price being fixed at $0.40 USD as of the date of this definitive. Seller shall receive the common shares issued on the first of July.
   (ii) $400,000 USD in cash spread over twelve (12) months on an earn out basis as follows:
         (a)   $100,000 USD upon the date of closing
         (b) $30,000 USD monthly starting October 1, 2007 for ten months, based on meeting 50% of the pro forma 2007 revenue forecast provided by Seller. Failure to meet the 50% of forecast average over a three month period will decrease the month payout and extend the payout beyond twelve (12) months. The aggregate amount will not decrease as long as 50% of the forecast is met by the end of the period.

4.   Assumption of Liabilities.
Buyer is not assuming, nor shall it in any way be liable or responsible for, any liabilities, obligations or debts of Seller, whether accrued, absolute, contingent or otherwise, arising before or after the Closing.

5.   Covenants of Seller.
Seller hereby covenants and agrees with Buyer that:
Until the Closing Seller shall use its best efforts to maintain its current relationships with suppliers, customers and others having business relations with Seller in connection with the Purchased Assets. Until the Closing, except as may be first approved in writing by Buyer or as is otherwise permitted or contemplated by this Agreement, Seller shall conduct its business and all transactions with respect to the Purchased Assets, only in the usual and ordinary course of business consistent with Seller's past practice.
Until the Closing, Seller shall make no sale of assets other than in the ordinary course of Seller's past practice.

6.   Closing.
a.  The consummation of the purchase and sale of the Purchased
Assets (the "Closing") shall be held at 4:00 p.m. on August 15, 2007 or sooner by agreement of the parties, at such place as Buyer and Seller may agree.

b. At the Closing, Seller shall deliver the Purchased Assets to Seller and shall deliver the following documents to Buyer:

   i. an Assignee's Bill of Sale in substantially the form of Exhibit A;
   ii.   list of Accounts;
   iii.  list of Inventory;
   iv.   Closing Statement; and
   v. such other documents as may be reasonably requested by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

c. At Closing Buyer shall pay to Seller the Purchase Price as appropriate.

7.   Delivery and Condition of the Purchased Assets.
a. Immediately upon completion of the Closing, Seller shall be deemed to have fully and completely transferred to Buyer all its rights, title and interest, if any, in, as well as possession, custody and control of, the Purchased Assets. Seller shall not be liable or responsible for any liabilities or obligations of any kind or nature whatsoever arising out of, under, or related to the Purchased Assets from and after the Closing.

b. Buyer agrees that it is purchasing and shall take possession of the Purchased Assets in their AS IS, WHERE IS condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Purchased Assets as it has deemed necessary or appropriate for the purposes of this Agreement.

c.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER DOES NOT
MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS,
WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER
CONCERNING THE PURCHASED ASSETS, INCLUDING (WITHOUT LIMITING THE
GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE
OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE PURCHASED ASSETS AND ANY AND ALL IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE
DISCLAIMED.

8.   Conditions Precedent to Closing.
The performance by Buyer and Seller of their respective obligations under this Agreement is subject to the condition that on the Closing Date no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

9.   Default.
If either party fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then the non-defaulting party shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever. If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

10.   Indemnity.
Buyer shall indemnify, defend and hold Seller harmless from and against any and all losses, liabilities, damages, costs and obligations (or actions or claims in respect thereof) (including reasonable counsel fees), which Seller may suffer or incur arising out of or based upon:

a. the breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement; and

b. the operation of the business and the use of any of the Purchased Assets after the Closing.

11.   Notices.
Any notice required or permitted by this Agreement shall be in writing and effectively delivered for all purposes if delivered personally, by overnight delivery service or by United States mail, certified mail, postage prepaid, return receipt requested and:

If directed to Seller:

Pneu-Logic, Ltd.
Unit B, Rembrandt Business Centre,
   Robian Way
Swadlincote, Derbyshire, DE11 9DH UK

If directed to Buyer

Advanced ID Corporation
4500 - 5 Street NE
Calgary, Alberta T2E 7C3 Canada

All notices shall be deemed delivered upon receipt.

12.   Survival.
The representations, warranties and covenants contained herein shall not survive the execution and delivery of this Agreement and Closing.

13.   Brokers.
Seller and Buyer each warrants to the other that it has not engaged, consented to, or authorized any broker, investment banker, or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement and no such third party is entitled to any fee or compensation in connection with this Agreement or the transactions contemplated hereby by reason of any action of it.

14.   Amendment and Modification.
This Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.



15.   Severability.
Any provision of this Agreement that shall be prohibited or unenforceable shall be deemed ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

16.   Entire Agreement.
This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

17.   Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the province of Alberta, country of Canada.

18.   Counterparts.
 This Agreement may be executed in one or more counterparts all of which when taken together constitute one and the same instruments. A signed counterpart is as binding as an original.

19.   Headings, Exhibits.
The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement. All lettered Exhibits are attached to and by this reference made a part of this Agreement.

20.   Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLER:                                        BUYER:
Pneu-Logic, Ltd.                               Advanced ID Corporation
By: D G Yeomans                                By:  Sudeep Bhargava





EXHIBIT A
ASSIGNEE'S BILL OF SALE

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Pneu-Logic, Ltd. ("Seller"), hereby assigns, conveys and transfers over unto Advanced ID Corporation ("Buyer"), all of its right, title and interest, if any, in and to the Purchased Assets as defined in that certain Asset Purchase Agreement between Seller and Buyer dated July 1, 2007 (the "Purchase Agreement").

The purchase price for the Purchased Assets is $800,000 USD.

THE PURCHASED ASSETS ARE BEING SOLD "AS-IS, WHERE-IS" WITH NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 13th day of August, 2007.

Pneu-Logic, Ltd.

/s/D G Yeomans
---------------------
By:  D G Yeomans
5